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                                                                     EXHIBIT 2.2

                                    ebank.com

                        James L Box - ebank.com, Inc. -
             2410 Paces Ferry Road - Suite 190 - Atlanta, GA 30339



                        Letter Agreement Between Parties

                                  March 5, 2002


Ebank.com, Inc. acquired all of the outstanding capital stock of Peachtree Capital, effective after the close of business on December 31, 2001, with the intention that the transaction be deemed effective and that Peachtree Capital commence operations as a subsidiary of ebank on the next business day, January 2, 2002.

IN WITNESS WHEREOF, the undersigned have set their signatures as of the date first written above.




 /s/ James L. Box                             /s/ Caroline O. Harless
------------------------                      ----------------------------
James L. Box                                  Caroline O. Harless
CEO, ebank.com, Inc.                          President, Peachtree Capital
                                              Corporation



/s/ Steven Harless                            /s/ Caroline O. Harless
------------------------                      ------------------------
Steven Harless                                Caroline O. Harless